Exhibit 5.2

[LETTERHEAD OF KAYE SCHOLER LLP]

425 Park Avenue New York, New York 10022-3598 212 836-8000 Fax 212 836-8689 www.kayescholer.com

November 14, 2008

Celestica Inc.
12 Concorde Place
Toronto, Canada M3C 3R8

Re:                             Celestica Inc.
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States counsel to Celestica Inc., (the “Company”) a corporation organized under the laws of Ontario, Canada, in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”) of the Company’s registration statement on Form F-3, dated November 14, 2008, (the “Registration Statement”), relating to the registration by the Company for issue and sale from time to time by the Company of, among other securities, (i) one or more series of debt securities (the “Debt Securities”), and (ii) warrants to purchase subordinate voting shares, preference shares, debt securities or other securities (the “Warrants”, and, together with the Debt Securities, the “Securities”).  The Debt Securities will be issued pursuant to an Indenture, dated as of June 16, 2004, between the Company and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”), as supplemented and amended from time to time (the “Indenture”).

We have examined a signed copy of the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

The law covered by this opinion expressed herein is limited to the laws of the State of New York and the federal securities laws of the United States.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

We have also assumed that (i) the Company has been duly incorporated and is a validly existing company under the laws of Ontario, Canada and has the necessary corporate power and capacity to own its property and assets and to carry on its business, (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws (“Prospectus Supplement”), (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (v) the Company has the necessary corporate power and capacity to execute a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities (any such agreement, the “Agreement”), (vi) all necessary corporate actions have been taken by the Company to duly authorize the execution and delivery by the Company of the Agreement and the performance of its obligations under the terms and conditions thereof, (vii) the Agreement will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (viii) the Company has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Indenture, a supplemental indenture, warrant agreement and Securities and perform its obligations under the terms and conditions thereof, (ix) all necessary corporate action has been taken by the Company to duly authorize, create, authenticate, sell and deliver and validly issue the Indenture, a supplemental indenture, warrant agreement, and Securities and to perform its obligations under the terms and condition thereof, (x) the execution, delivery and performance by the Company of the Indenture, a supplemental indenture, the warrant agreement and Securities do not and will not violate the law of Ontario, Canada or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal securities laws of the United States) and (xi) the execution, delivery and performance by the Company of the Indenture, a supplemental indenture, the warrant agreement and Securities do not and will not constitute a breach or violation of the articles or by-laws of the Company or any agreement or instrument that is binding upon the Company. In addition, we have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.              Assuming that, when the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law and are sold as contemplated in the Registration Statement, as amended, and Prospectus Supplement, (a) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Trustee or a securities resolution has been duly executed setting forth the terms of the Debt Securities, in each case, in accordance with the Indenture, (b) the taking of all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters by the Company’s Board of Directors or duly authorized officers of the Company (such Board of Directors or authorized officers being referred to herein as the “Board”) and (c) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefore provided for in the applicable Agreement approved by the Board and otherwise in accordance with the Indenture, supplemental indenture, and such agreement, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2.              Assuming that (a) one or more warrant agreements relating to the Warrants will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are expressly governed, (b) such warrant agreements are in the proper legal form to be admissable in evidence and enforced in the courts of New York and in accordance with the laws of New York, (c) such warrant agreements have been or will be duly authorized, and validly executed and delivered by the Company, and (d) the taking of all necessary corporate action to approve the terms of such warrant agreements, the terms of the offering thereof and related matters by the Board, such warrant agreements will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or a law).

3.              Assuming that (a) warrant certificates relating to the Warrants have been or will be duly authorized, executed and authenticated in accordance with the provisions of the relevant warrant agreement and issued and sold as contemplated in the Registration Statement, as amended, and Prospectus Supplement, (b) the taking of all necessary corporate action to approve the issuance and terms of such warrant certificates, the terms of the offering thereof and related matters by the Board and (c) the due execution, authentication, issuance and delivery of such warrant certificates, upon payment therefore provided for in the applicable Agreement approved by the Board and otherwise in accordance with the warrant agreement, and such agreement, such warrant certificates will constitute legal, valid and binding obligations of the Company entitled to the benefits of the relevant warrant agreement and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” therein.

Very truly yours,

/s/ Kaye Scholer LLP